UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2002

ARGUSS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19589	02-0413153

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

One Church Street
Rockville, Maryland	20850

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 315-0027

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

     On January 31, 2002, Arguss Communications, Inc. (the “Company”), certain guarantors of the Company, Bank of America, N.A., as administrative agent, and certain lenders entered into a Second Amendment to Forbearance and Modification Agreement (the “Second Amendment”) to amend the Forbearance and Modification Agreement, dated as of November 13, 2001, by and among the same parties, as amended by an Amendment to Forbearance and Modification Agreement and Waiver dated as of December 26, 2001 (the “Forbearance Agreement”) .

     Among other things, the Second Amendment amends the definition of a “Forbearance Termination Event” under the Forbearance Agreement to include the occurance of certain events in connection with the Agreement and Plan of Merger dated as of January 7, 2002 among the Company, Dycom Industries, Inc. and Troy Acquisition Corp., and to extend the date on which a Forbearance Termination Event will occur, should any other Forbearance Termination Event not have occurred earlier, to April 30, 2002. The Second Amendment also provides for an additional financial covenant to be complied with by the Company and provides for the payment of certain fees by the Company. A copy of the Second Amendment is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Forbearance and Modification Agreement.

1

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2002

ARGUSS COMMUNICATIONS, INC.

By:	/s/ Rainer H. Bosselmann
Name:	Rainer H. Bosselmann
Title:	Chairman of the Board and
Chief Executive Officer

2

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Second Amendment to Forbearance and Modification Agreement.

3